Exhibit 10.37

THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT (this “Amendment”) is made and entered into as of the 21st day of December, 2006, by and among AIMCO/BRANDYWINE, L.P., a Delaware limited partnership, HAMPTON GREENS CPGF 22, L.P., a Delaware limited partnership, OAK RUN, L.P., a South Carolina limited partnership, and DALLAS-OXFORD ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership (collectively “Sellers”), and JRK ASSET MANAGEMENT, INC., a California corporation,  BIRCHMONT – COUNTRY CLUB VILLAS, LLC, a Delaware limited liability company, BIRCHMONT – OAK RUN, LLC, a Delaware limited liability company, BIRCHMONT – SPRINGHOUSE, LLC, a Delaware limited liability company, and BIRCHMONT – HAMPTON GREENS, LLC (collectively, “Purchasers”).

W I T N E S S E T H:

WHEREAS, Sellers and Purchasers are parties to that certain Purchase and Sale Contract, dated December 8, 2006, as amended by that certain First Amendment to Purchase and Sale Contract dated as of December 11, 2006, and that certain Second Amendment to Purchase and Sale Contract and Assignment dated December 15, 2006 (the “Second Amendment”) (collectively, the “Contract”) pertaining to the purchase and sale of those certain real properties located in Randall County and Dallas County, Texas, more particularly described on Exhibits A-1 through A-4 attached thereto;

WHEREAS, in connection with the redemption of certain bonds encumbering the Springhouse Property, Sellers have agreed to use commercially reasonable efforts to cause the deed restrictions associated with such bonds (the “Deed Restrictions”) to be released from title to the Springhouse Property following the Closing;

WHEREAS, Purchasers have elected not to terminate the Contract pursuant to Paragraph 2 of the Second Amendment.

WHEREAS, the parties intend to modify the Contract to reflect the foregoing, as more particularly set forth hereinafter.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Sellers and Purchasers hereby agree as follows:

1.

Capitalized Terms.  All capitalized terms and phrases used herein shall have the same meanings given to them in the Contract.

2.

Release of Springhouse Property Deed Restrictions.  Sellers shall use commercially reasonable efforts to obtain from the Texas Department of Housing and Community Affairs a fully executed release of the Deed Restrictions and to cause such release to be recorded in the real property records of Dallas County, Texas on or before 90 days following the Closing.

3.

Expiration of Right to Terminate Contract Pursuant to Paragraph 2 of the Second Amendment.  Purchaser hereby acknowledges that its right to terminate the Contract pursuant to the provisions of Paragraph 2 of the Second Amendment have lapsed.

4.

Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same Amendment.  It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

5.

Ratification.  Except as expressly set forth herein, all other terms and conditions of the Contract shall remain unmodified, the same being ratified, confirmed and republished hereby.

6.

Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

[SIGNATURES ON FOLLOWING PAGE]

NOW, THEREFORE, the parties hereto have executed this Amendment as of the date first set forth above.

Sellers:

Country Club Villas, Amarillo, TX

AIMCO/BRANDYWINE, L.P.,

a Delaware limited partnership

By:

AIMCO Holdings, L.P.,

a Delaware limited partnership,

its General Partner

By:

AIMCO Holdings QRS, Inc.,

a Delaware corporation,

its General Partner

By:

/s/ Kris Vercauteren

Name:

Kris Vercauteren

Title:

Vice President

Hampton Greens, Dallas, TX

HAMPTON GREENS CPGF 22, L.P.,

a Delaware limited partnership,

By:

CPGF 22 Hampton Greens GP, L.L.C.,

a South Carolina limited liability company,

its General Partner

By:

Century Properties Growth Fund XXII, A California
Limited Partnership, a California limited partnership,
its Sole Member

By:

Fox Partners IV,

a California general partnership,

its General Partner,

By:

Fox Capital Management Corporation,

a California corporation,

its General Partner

By:

/s/ Kris Vercauteren

Name:

Kris Vercauteren

Title:

Vice President

Oak Run, Dallas, TX

OAK RUN, L.P.,

a South Carolina limited partnership

By:

Oak Run GP, L.L.C.,

a South Carolina limited liability company,

its General Partner

By:

Century Properties Fund XVIII,

a California limited partnership,

its Member

By:

Fox Partners,

a California general partnership,

its General Partner

By:

Fox Capital Management Corporation,

a California corporation,

its General Partner

By:

/s/ Kris Vercauteren

Name:

Kris Vercauteren

Title:

Vice President

Springhouse, Dallas, TX

DALLAS-OXFORD ASSOCIATES LIMITED PARTNERSHIP,

a Maryland limited partnership

By:

D-O Associates, L.L.C.,

a Maryland limited liability company,

its Managing General Partner

By:

Oxford Realty Financial Group, Inc.,

a Maryland corporation,

its Member

By:

/s/ Kris Vercauteren

Name:

Kris Vercauteren

Title:

Vice President

Purchasers:

JRK Asset Management

JRK ASSET MANAGEMENT, INC.,

a California corporation

By:

/s/ Jay Schulman

Name:

JAY SCHULMAN

Title:

President

BM–Country Club

BIRCHMONT – COUNTRY CLUB VILLAS, LLC,

a Delaware limited liability company

By:

Birchmont Dallas Holdings, LLC,
a Delaware limited liability company,
its Sole Member and Manager

By:

Birchmont Property Holdings I LLC,
a Delaware limited liability company,
its Sole Member and Manager

By:

JRK Asset Management, Inc.,
a California corporation,
its Manager

By:

/s/ Jay Schulman
JAY SCHULMAN, President

BM–Oak Run

BIRCHMONT – OAK RUN, LLC,

a Delaware limited liability company

By:

Birchmont Dallas Holdings, LLC,
a Delaware limited liability company,
its Sole Member and Manager

By:

Birchmont Property Holdings I LLC,
a Delaware limited liability company,
its Sole Member and Manager

By:

JRK Asset Management, Inc.,
a California corporation,
its Manager

By:

/s/ Jay Schulman
JAY SCHULMAN, President

BM–Hampton

BIRCHMONT – HAMPTON GREENS, LLC,

a Delaware limited liability company

By:

Birchmont Dallas Holdings, LLC,
a Delaware limited liability company,
its Sole Member and Manager

By:

Birchmont Property Holdings I LLC,
a Delaware limited liability company,
its Sole Member and Manager

By:

JRK Asset Management, Inc.,
a California corporation,
its Manager

By:

/s/ Jay Schulman
JAY SCHULMAN, President

BM–Springhouse

BIRCHMONT – SPRINGHOUSE, LLC,

a Delaware limited liability company

By:

Birchmont Dallas Holdings, LLC,
a Delaware limited liability company,
its Sole Member and Manager

By:

Birchmont Property Holdings I LLC,
a Delaware limited liability company,
its Sole Member and Manager

By:

JRK Asset Management, Inc.,
a California corporation,
its Manager

By:

/s/ Jay Schulman
JAY SCHULMAN, President